SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                 Steroidogenesis Inhibitors International, Inc.
                 (Doing Business as: Samaritan Pharmaceuticals)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      4.    Date Filed:

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                                       2

                 STEROIDOGENESIS INHIBITORS INTERNATIONAL, INC.
                 (Doing Business as: Samaritan Pharmaceuticals)
                     101 Convention Center Drive, Suite 310
                             Las Vegas, Nevada 89109

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held April 24, 2001

      The Annual Meeting of Stockholders of Steroidogenesis Inhibitors International Inc., a Nevada corporation (the "Company"), will be held on
Tuesday, April 24, 2001 at 10:00 a.m., local time, at the offices of       , for
the following purposes:

      1. To elect nine directors to serve on the Company's board of directors until their successors are elected and duly qualified;

      2. To consider, approve and ratify an amendment to the Company's Articles of Incorporation to change its name from Steroidogenesis Inhibitors International, Inc. to Samaritan Pharmaceuticals, Inc.;

      3. To consider, approve and ratify an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000;

      4. To consider, approve and ratify an amendment to the Company's Articles of Incorporation to establish a class of preferred stock and to authorize the issuance of up to 25,000,000 shares in such series and with such rights, designations and preferences as the board of directors may determine;

      5. To consider and approve the adoption of the Company's 2001 Stock Incentive Plan;

      6. To consider, approve and ratify the appointment of Feldman Sherb Horowitz & Co., as our independent auditors for the fiscal year ending December 31, 2001; and

      7. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on March 27, 2001, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

      All stockholders entitled to vote are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                             By Order of the Board of Directors,


                                             Janet Greeson, Ph.D.
                                             Chairman of the Board
                                             Chief Executive Officer

Las Vegas, Nevada
April __, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                 PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                            PAGE

PROXY STATEMENT.......................................................

GENERAL INFORMATION ABOUT VOTING......................................

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING..........

PROPOSAL NO. 1:  ELECTION OF DIRECTORS................................

PROPOSAL NO. 2:  AMEND THE ARTICLES OF
      INCORPORATION TO CHANGE THE NAME OF THE COMPANY.................
PROPOSAL NO. 3:  AMEND THE ARTICLES OF INCORPORATION
      TO INCREASE THE NUMBER OF AUTHORIZEDSHARES OF COMMON STOCK......

PROPOSAL NO. 4:  AMEND THE ARTICLES OF INCORPORATION
      TO AUTHORIZE PREFERRED STOCK....................................

PROPOSAL NO. 5:  APPROVAL OF THE STOCK INCENTIVE PLAN.................

PROPOSAL NO. 6:  RATIFICATION OF APPOINTMENT OF AUDITORS..............

STOCKHOLDER PROPOSALS.................................................

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...............

OTHER MATTERS.........................................................

EXHIBIT A:  AUDIT COMMITTEE CHARTER...................................

EXHIBIT B:  PREFERRED STOCK AMENDMENT.................................

                 STEROIDOGENESIS INHIBITORS INTERNATIONAL, INC.
                     101 Convention Center Drive, Suite 310
                             Las Vegas, Nevada 89109

                                 PROXY STATEMENT

      Your vote at the Annual Meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the Annual Meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 1,2001.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

      You can vote your shares of common stock if our records show that you owned the shares on March 27, 2001. A total of _____________shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote for each of the director nominees and for each of the other proposals to be considered at the meeting.

What if other matters come up at the Annual Meeting?

      The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can change your vote either by giving our Secretary a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

      Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

      If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

      We will hold the Annual Meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

      If your shares are held in the name of a nominee, and you do not tell the nominee by April 14, 2001 how to vote your shares (so-called "broker non-votes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

Who pays for this proxy solicitation?

      We do. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

      The Company has also engaged Georgeson Shareholder Communication, Inc. ("GSC") to provide routine advice and services for proxy solicitation. GSC will receive a fee of approximately $_____________ for such advice and services which will be paid by the Company.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      In order for stockholder business to be included in the Company's proxy statement for a meeting or properly brought before that meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary of the Company. A stockholder proposal for the 2002 Annual Meeting must be received at the Company's principal executive offices at 101 Convention Center Drive, Suite 301, Las Vegas, NV 89109 no later than January 1, 2002 to be considered timely. Inclusion of stockholder proposals in the Company's proxy statement for a meeting also requires satisfaction of certain conditions established by the Securities and Exchange Commission.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

      Our bylaws, which were approved by the directors on March 6, 2001, provide that our board shall consist of nine (9) directors that shall be divided into three classes. A single class of directors shall be elected each year at the annual meeting, and each director shall be elected to serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified, subject to any transition periods. This election occurs during a transition period because all of our current directors were elected before our bylaws divided the board of directors into staggered classes, and each of our current directors' terms expire at this Annual Meeting.

      Nine directors in total are to be elected at this Annual Meeting. Three directors shall be elected to each of the three classes. Class I directors shall be elected to serve until the 2004 annual meeting, Class II directors shall be elected to serve until the 2003 Annual Meeting, and Class III directors shall be elected to serve until the 2002 Annual Meeting. Each director elected shall serve until his successor is elected and duly qualified. The board has nominated three members to each class, and in the event any nominee is unable or unwilling to serve as a nominee, the proxies may be voted for any substitute nominee designated by the present board of directors or the proxy holders to fill such vacancy. Our board of directors has no reason to believe that the persons named will be unable or unwilling to serve as nominees or as directors if elected.

      Set forth below is certain information concerning the nominees for each class:

                     CLASS OF DIRECTOR AND YEAR TERM EXPIRES

Class I
(Term Expires 2004)                                     Current Position(s)
Nominee                         Age   Director Since    With Company
-------                         ---   --------------    ------------

Dr. Janet Greeson               57    October 1997      Director, C.E.O.,
                                                        Secretary

Paul Burkett                    79    October 1997      Drector

Welter Holden                   70    October 1997      Director

Class II
(Term Expires 2003)
Nominees
--------

Eugene Boyle                    35    June 2000         Director, CFO, COO

Brian Sullivan                  48    March 2001        Director

Cynthia Thompson                40    March 1999        Director

Class III
(Term Expires 2002)
Nominees
--------

Douglas Bessert                 43    March 2001        Director, Vice President

H. Thomas Winn                  60    March 1999        Director

Vassilios Papadopoulas, Ph.D.   40    Nominee           None

Business Experience of Director Nominees

      Class I Directors

      Janet Greeson, Ph.D. has been our Chief Executive Officer since October 30, 2000, and our Secretary Executive Vice President and a Director, since the Companies inception as a public company, November 1997. Dr. Greeson was our President from June, 2000, until October 30, 2000. Dr. Greeson is a well known Psychologist and author, and has appeared on over 2000 radio and TV shows communicating her mission. She has been in the business of healthcare for over 25 years and founded, grew and merged over 20 companies which were acquired by Columbia/HCA (NYSE:COL) and went on to facilitate over 20 more hospital acquisitions for Columbia. Dr. Greeson has an eclectic past, she served on the Board of Directors of an International Anonymous organization for 8 years, worked with Mother Theresa and was the U.S. Congressional Nominee for the State of Nevada in 94. Dr. Greeson currently serves on the Advisory Board of Directors of Maxheal Inc., a company pursuing the sale of various pharmacological products, and on the Board of Restaurant Connections International, Inc., a company with approximately 13 Pizza Hut licensed locations in Brazil. Dr. Greeson devotes substantially all of her time to the affairs of Samaritan Pharmaceuticals. Dr. Greeson is the mother of Mr. Boyle.

      Welter "Budd" Holden has been a Director since October 31, 1997. Mr. Holden assisted the Company in recruiting and networking patients for clinical trials. For the past five years, Mr. Holden has been an independent consultant providing architectural and interior design advice. Mr. Holden is the Chairman of our Business/Scientific Advisory Board. Mr. Holden received his BA in architectural and interior design from the Pratt Institute.

      Paul J. Burkett has been a Director since October 31, 1997. Since 1996 Mr. Burkett has worked in independent mining and real estate ventures. Mr. Burkett has served as a member of the Board of Directors of Aaminex Capital Corporation, a company holding inactive mining properties in Nevada and equity in Nevada Gold and Casinos, Inc. Since 1993 Mr. Burkett has been a Vice-President and a Director of Nevada Gold and Casinos, Inc., a public gaming and real estate development firm. Since March 1998, Mr. Burkett has been the President of Goldfield Resources, a wholly owned subsidiary of Nevada Gold and Casinos that owns approximately 500 inactive mining claims.

      Class II Directors

      Eugene Boyle has been our Chief Financial Officer, Chief Operation Officer, and a Director since June 16, 2000. Mr. Boyle received a BSE in Computer Engineering and Applied Mathematics from Tulane University, and an MBA from Babson College. From 1993 to 1994, Mr. Boyle was employed by Columbia/HCA as its Chief Operations Officer for the southeast region. Mr. Boyle assisted with mergers and acquisitions of numerous hospitals, and he was responsible for reducing operational expenses. Mr. Boyle has passed the series 7 and 63 securities brokerage registered representative exams, although he is not a practicing representative. Mr. Boyle is the son of Dr. Greeson.

      Brian Sullivan has been a Director since March 15, 2001. Mr. Sullivan has a BA in Psychology and English from the University of Massachusetts at Amherst, and a Masters in Victorian Philosophy from the University of Hall in England. From 1982 to 1996, Mr. Sullivan served as Director of Pratesi of Beverly Hills, where he was responsible for negotiating a relationship with Neiman-Marcus, starting new franchises, and opening new stores. From 1996 through 1997, Mr. Sullivan was Director of Antiques at Charles Pollack, in Los Angeles, increasing sales by over $1M in one year.

      Cynthia C. Thompson has been a Director since March 31, 1999. Ms. Thompson is the founder, and since May 1998, has served as the Chief Executive Officer of United States Service Company, a service company serving food and beverage original equipment manufacturers and food service vendors nationwide. In May 1998, Ms. Thompson founded Intuitive Solutions International, Inc., a Houston, Texas firm engaged in capital formation and operations management consulting, where she serves as the President. From May 1987 to May 1993 Ms. Thompson was a representative at E.F. Hutton/Shearson Lehman Brothers in the Regional Institutional Group assisting with bank and institutional accounts. From May 1993 to May 1994, she was a corporate accounts representative with Oppenheimer & Company, Inc., and from May 1994 to May 1998, she was the Director, Corporate Finance Department, of D.E. Frey & Company, Inc., a brokerage firm.

      Class III Directors

      Doug Bessert has been a Director since March 15, 2001. Mr. Bessert received his BS in Marketing from the University of Wyoming. Since April 1999, Mr. Bessert has been the founder and a consultant of Douglas D. Bessert Financial Consultants, a financial consulting firm that manages portfolios for over 230 clients. From October 1981 until November 2000, Mr. Bessert was a partner, developer, marketer at Country Lane Estates, a real estate developing company.

      Vassilios Papadopoulas, Ph.D. received his Degrees of Extensive Studies and a doctorate in Animal Biology and Physiology, and a doctorate in Health and Life Sciences from University Pierre and Marie Curie (Paris VI). Dr. Papadopoulas currently heads the Division of Hormone Research and is Professor of Cell Biology, Pharmacology and Neuroscience at Georgetown University Medical Center.

Achievements by Dr. Papadopoulas include the Gold Medal from the City of Athens for Outstanding Performance in Secondary Education, Sandoz Award, Endocrine Society of Australia (1988), James Shannon Director's Award from NIDDK, NIK (1991-1993), and Research Career Development Award, NICHD, NIH (1993-1998).

      H. Thomas Winn has served as a Director since March 31, 1999. Mr. Winn has served as the Chairman, Chief Executive Officer, President and a Director of Nevada Gold & Casinos, Inc., a public gaming and real estate development firm, since January 1994. He has also served as Chairman and President of Aaminex Capital Corporation, a consulting and venture capital firm since 1983.

Required Vote

      Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named above. The nine candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company, to serve their respective terms and until their successors have been elected and duly qualified.

Recommendation of the board of directors

      Our board of directors recommends that the stockholders vote "FOR" the election of the nominees above.

                      THE BOARD OF DIRECTORS AND COMMITTEES

      Our board of directors met 11 times during 2000. The board of directors acted upon 12 "Written Consents in Lieu of Special Meetings." All of our directors attended more than 75% of the aggregate of the total number of meetings of our board and its committees.

      Our Audit Committee currently consists of Thomas Winn, Cynthia Thompson and Paul Burkett. Our board established the Audit Committee on June 16, 2000. The Audit Committee did not meet during the year 2000. The Audit Committee:

o recommends to our board of directors the independent auditors to conduct the annual audit of our books and records;

o     reviews the proposed scope and results of the audit;

o     approves the audit fees to be paid;

o reviews accounting and financial controls with the independent public accountants and our financial and accounting staff; and

o reviews and approves transactions between us and our directors, officers and affiliates.

      Our Compensation Committee currently consists of three directors, Cynthia Thompson, Budd Holden, and Paul Burkett. Our board established the Compensation Committee on June 16, 2000. The Compensation Committee did not meet during 2000. The Compensation Committee:

o reviews and recommends the compensation arrangements for management including the compensation for our president and chief executive officer;

o establishes and reviews general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals; and

o     administers our stock option plans.

      The board of directors currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for you to nominate persons to serve as directors, the board of directors will consider recommendations from you, which should be addressed to Steroidogenesis Inhibitors International, Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109.

      Our officers are elected by our board of directors and serve until the earlier of their resignation or removal, or until their successors have been duly elected and qualified.

                             EXECUTIVE COMPENSATION

      The following table summarizes the compensation paid to our chief executive officer and the other four most highly paid executive officers whose total salary and bonus exceed $100,000 for the year ended December 31, 2000, whom we refer to as our named executive officers:

                           SUMMARY COMPENSATION TABLE

                                                                                                Long-Term
                                                       Annual Compensation                    Compensation
                                                       -------------------                    ------------

                                                                              Salary      Securities Underlying
      Executive Officer          Year       Salary           Bonus            Accrued            Options
      -----------------          ----       ------           -----            -------            -------
       Janet Greeson*            1998         0                0                 0                  0
                                 1999       40,000             0                 0                  0
                                 2000       30,000             0              282,000               0

        Eugene Boyle*            1998         0                0                 0                  0
                                 1999         0                0                 0                  0
                                 2000         0                0              182,000               0

----------------

      * On June 16, 2000, Dr. Greeson, Ms. Thompson and Messrs. Boyle, Burkett, Holden, Winn and Wollen received, respectively, 1,000,000, 250,000, 500,000, 100,000, 100,000, 100,000 and 1,000,000 shares of the Company's common stock as compensation for past services rendered to the Company. On February 28, 2001, the Company's board of directors rescinded all such shares effective as of November 2, 2000, subject to an agreement to re-issue the rescinded shares upon stockholder approval of an increase in the authorized shares of common stock as described in Proposal 3 below. Such rescinded shares are not included in the amounts shown in the table above.

1997 Stock Option Plan

      Our 1997 Stock Option Plan (the "Plan") was adopted by our board of directors and approved by our stockholders at the 1997 Annual Meeting. Two million five hundred thousand shares of common stock were reserved for issuance upon exercise of options granted under the Plan.

      The purpose of the Plan is to promote the success of our Company and its subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts Steroidogenesis Inhibitors International's success will depend to a large degree.

      The compensation committee of our board of directors administers our Plan. The committee has sole power and authority, consistent with the provisions of our Plan, to determine which eligible participants will receive awards, the form of the awards and the number of shares of our common stock covered by each award. The committee may impose terms, limits, restrictions and conditions upon awards, and may modify, amend, extend or renew awards, to accelerate or change the exercise timing of awards or to waive any restrictions or conditions to an award.

      Our Plan permits the granting of options to purchase shares of our common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive options. The option exercise price of each option will be determined by the committee. The term of each option will be fixed by the committee. The committee will determine at what time or times each option may be exercised and, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.

      As of March 25, 2001 the Company has not granted any options to purchase any of the Company's Common Stock under the Plan. Our board of directors has agreed to terminate the Plan upon stockholder approval of the Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan.

401(k) Plan

      We adopted a tax-qualified employee savings and retirement plan, or 401(k) plan, covering our full-time employees located in the United States. The 401(k) plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, so that contributions to the 401(k) plan by employees, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) plan. Under the 401(k) plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limit and have the amount of such contribution contributed to the 401(k) plan. The 401(k) plan does permit additional matching contributions to the 401(k) plan by us on behalf of participants in the 401(k).

                            AUDIT COMMITTEE REPORT ON
                 DECEMBER 31, 2000 AUDITED FINANCIAL STATEMENTS

      The Audit Committee of our board of directors of the Company is composed of three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by our board of directors, which is attached as Exhibit A to this Proxy Statement and is responsible for overseeing the company's financial reporting process on behalf of our board of directors. The members of the Audit Committee are Thomas Winn, Cynthia Thompson and Paul Burkett. Each year, the Audit Committee recommends to our board of directors, subject to stockholder ratification, the selection of the Company's independent auditors.

      Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      In this context, the Audit Committee has met and held discussions with management and Feldman Sherb Horowitz & Co., the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Feldman Sherb Horowitz & Co. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Feldman Sherb Horowitz & Co.'s judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

      Feldman Sherb Horowitz & Co. also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Feldman Sherb Horowitz & Co. that firm's independence. The Audit Committee further considered whether the provision by Feldman Sherb Horowitz & Co. of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

      Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to our board of directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of Feldman Sherb Horowitz & Co. as the company's independent auditors for 2001, subject to stockholder ratification.

                                                                     Thomas Winn
                                                                Cynthia Thompson
                                                                    Paul Burkett

                             PRINCIPAL STOCKHOLDERS

The following table sets certain information regarding beneficial ownership of our common stock as of March 1, 2001, and as adjusted to reflect the sale of the shares offered hereby, by:

      o each person who we know beneficially owns more that 5% of our common stock;

      o     each member of our board of directors;

      o     each of our named executive officers; and

      o     all directors and executive officers as a group.

      Unless otherwise indicated, the address for each stockholder listed is c/o Steroidogenesis Inhibitors International, Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109. Except as otherwise indicated, each of the persons named in this table has sole voting and investment power with respect to all the shares indicated.

      For purposes of calculating the percentage beneficially owned, 23,193,389 shares of common stock equivalents are deemed outstanding as of March 1, 2001. None of the following stockholders holds or contains any outstanding or unexercised warrants or options.

              ----------------------------------------------------------
                                         Number of
                                         Shares            Percent of
              Name of Beneficial         Beneficially      Common Stock
              Owner                      Owned+            Outstanding
              ----------------------------------------------------------
              Eugene Boyle               1,319,000         6%
              ----------------------------------------------------------
              Paul Burkett                 128,500         *
              ----------------------------------------------------------
              Janet Greeson                200,000         *
              ----------------------------------------------------------
              Budd Holden                  200,000         *
              ----------------------------------------------------------
              Brian Sullivan               750,000         3%
              ----------------------------------------------------------
              Cynthia Thompson             154,000         *
              ----------------------------------------------------------
              Tom Winn                     260,000         1%
              ----------------------------------------------------------
              Albert Wollen                200,000         *
              ----------------------------------------------------------

-----------

      + On June 16, 2000, Dr. Greeson, Ms. Thompson and Messrs. Boyle, Burkett, Holden, Winn and Wollen received, respectively, 1,000,000, 250,000, 500,000, 100,000, 100,000, 100,000 and 1,000,000 shares, of the Company's common stock as compensation for past services rendered to the Company. On February 28, 2001, the Company's board of directors rescinded all such shares effective as of November 2, 2000, subject to an agreement to re-issue the rescinded shares upon stockholder approval of an increase in the authorized shares of common stock as described in Proposal 3 below. Such rescinded shares are not included in the amounts shown in the table above.

      * Less than 1%

                      PROPOSAL NO. 2: AMEND THE ARTICLES OF
                 INCORPORATION TO CHANGE THE NAME OF THE COMPANY

      Our board of directors proposes that you approve the amendment of our Articles of Incorporation to change the name of the Company from Steroidegenesis Inhibitors International, Inc. to Samaritan Pharmaceuticals, Inc.

Company Name Should Reflect the Company's New Strategic Focus

      Our board of directors believes the Company has experienced a significant change in the character and strategic focus of its business. Samaritan Pharmaceuticals symbolizes this new mission which is to save lives with "Drug Discovery" and broaden our current portfolio with life saving drugs. A new name has been suggested by advisors, investment bankers, shareholders, scientist, and the brokerage community, alike.

      Our new byline "Whoever saves one life, saves the world entire" taken from Shindler's List properly reflects our core mission. We can also pursue technologies that relate to our focus on Alzheimer's Cancer, and HIV that do not necessarily relate to the anicortisol drugs.

      Our board of directors proposes that you approve an amendment of the Articles of Incorporation to change the Company name to reflect the new strategic focus of the Company. Our board proposes the name "Samaritan Pharmaceuticals, Inc."

      If the proposed name change is adopted by the stockholders, you will not be required to exchange any of your outstanding stock certificate for a new certificate.

Article Subject to Amendment

      If the proposed amendment is approved by the stockholders, the Article FIRST will be amended to read as follows:

            "FIRST: The name of the Corporation is "Samaritan Pharmaceuticals, Inc."

Required Vote

      The affirmative vote of a majority of the shares of outstanding Common Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

Recommendation of the Board of Directors

      Our board of directors recommends a vote "FOR" the proposal to amend the Articles of Incorporation to change the Company name.

             PROPOSAL NO. 3: AMEND THE ARTICLES OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      Nevada law permits the Company to issue shares of common stock only to the extent such shares have been authorized for issuance under its Articles of Incorporation. Increasing the amount of authorized common stock will ensure that sufficient shares will be available to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships, to provide equity incentives to employees, or for such other corporate purposes that our board of directors determines are in the best interests of the Company and its stockholders.

      In accordance with a resolution of the board of directors dated September 6, 2000, we filed an amendment to our articles of incorporation on December 15, 2000, to increase the number of our authorized shares of common stock from 25,000,000 shares to 50,000,000 shares. We have been advised by counsel to the Company that effective upon our filing the articles of amendment with the Secretary of State of the State of Nevada on December 15, 2000, such increase in the number of our authorized shares of common stock became effective. However, we have also been advised by counsel to the Company that it would be consistent with the board of directors' fiduciary duties to our stockholders to submit for ratification by our stockholders any increase in the number of our authorized shares of common stock. We are therefore requesting that our stockholders approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock to 100,000,000 shares. Prior to any increase in the number of authorized shares of common stock, the Company had an aggregate of 25,000,000 shares of common stock authorized. If the stockholders do not approve the increase in the number of authorized shares of common stock to 100,000,000 shares, the board of directors has determined to reduce the number of authorized shares of common stock to the original 25,000,000 shares.

      If the stockholders do not approve the increase in the number of authorized shares of common stock to 100,000,000, there would be only 1,856,611 authorized and unissued shares of common stock which we may issue in the future. Such 1,856,611 shares of common stock have been reserved for issuance to Fusion Capital Fund II, LLC under the common stock purchase agreement described below. Since the Company does not have any sources of revenue or significant tangible assets which can be borrowed against, for the foreseeable future we must be able to sell its capital stock in order to generate sufficient working capital to continue our operations.

      In addition, while the Company has no plans or proposals at this time, the board of directors has determined that it is in the best interest of our stockholders to pursue strategic acquisitions and alliances. Given the Company's present financial position, the Company must be able to issue shares of our common stock in order to complete any significant strategic acquisition or alliance. The board of directors believes that increasing the number of our authorized shares of common stock to 100,000,000 will provide a sufficient number of authorized shares of common stock for the foreseeable future.

      Accordingly, our board of directors is requesting that the stockholders approve, an amendment to its Articles of Incorporation, under Section 78.390 of the Nevada General Corporations Code, to increase of the number of authorized shares of common stock to 100,000,000. Other than as set forth below, the board has no present agreement or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

Purpose and Effect of the Amendment

      The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. The board of directors, however, will have the authority to issue authorized common stock without further stockholder approval, except as may be required by applicable law or the rules or regulations of any exchange or market on which our class of common stock may trade. To the extent that additional authorized shares are issued in the future, including the rescinded shares discussed below, they may decrease your existing percentage equity ownership of the Company.

      The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

      The board of directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

Consequences to the Company if the Number of Authorized Shares is not Increased

      General. Since the Company does not have any sources of revenue or significant tangible assets which can be borrowed against, for the foreseeable future the Company must be able to sell its capital stock in order to generate sufficient working capital to continue our operations. Therefore, if the number of authorized shares of common stock is not increased, the Company will not have sufficient working capital to continue our operations The availability of additional shares of common stock is particularly important in the event that the board of directors determines that it needs to undertake any of the foregoing actions on an expedited basis.

      Financing with Fusion Capital. Under a common stock purchase agreement between the Company and Fusion Capital Fund II, LLC, dated November 2, 2000 as amended on January 3, 2001, Fusion Capital agreed to purchase up to $20 million of common stock over a 50-month period commencing January 26, 2001. In general, Fusion Capital agreed to purchase $400,000 of common stock each month. A registration statement covering the resale of the shares to be purchased by Fusion Capital under the purchase agreement was declared effective by the Securities and Exchange Commission on January 26, 2001. The Company registered an estimated 9,932,807 shares of common stock that could be issued and sold to Fusion Capital for resale on that registration statement. However, unless the stockholder's approve an increase in the number of authorized shares of common stock, the maximum amount available for us to sell to Fusion Capital would be 1,856,611 shares of common stock.

      If the stockholders do not approve the proposal to increase the authorized shares of common stock, the amount of financing we can obtain under the purchase agreement with Fusion Capital will be extremely limited. At such time as the Company does not have any additional shares to sell to Fusion

Capital, Fusion Capital has the right to terminate its financing of the Company. The termination Fusion Capital of its financing would have a material adverse effect on the ability of the Company to remain in business.

      Rescission of 3,500,000 Shares of Common Stock. On June 16, 2000, the Company issued 3,500,000 shares of common stock as compensation for past services to certain officers and directors of the Company and to third party service providers as payment for past services rendered to the Company. Such officers and directors of the Company and such third party service providers had not been compensated for past services rendered to the Company. In connection with the November 2, 2000, common stock purchase agreement between Fusion Capital and the Company, the Company and such officers and directors of the Company and third party service providers by agreement dated as of November 2, 2000, agreed to rescind the issuances of an aggregate of 3,500,000 shares of common stock made on June 16, 2000. The 3,500,000 rescinded shares will not be counted as outstanding or entitled to vote at the Annual Meeting.

      As part of that rescission, however, the Company and such persons entered into an agreement requiring that the Company re-issue such rescinded shares in the same names and amounts upon approval by the stockholders of the proposal to increase the authorized shares of common stock. In the event that the proposal to increase the authorized shares of common stock is not approved by the stockholders, the Company has agreed to pay such persons the cash value of their respective rescinded shares based upon the closing price of $2.125 of the common stock on June 16, 2000, the date of original issuance of the shares. In such event, the Company could be required to the pay $7,437,500 in the aggregate to such persons. The Company does not have the financial resources to pay this amount if the stockholders do not approve an increase in the number of authorized shares.

Article Subject to Amendment

      If the proposed amendment is approved by the stockholders, the Article FIFTH of the Company's Articles of Incorporation will be amended to read as follows:

      "FIFTH: The corporation is authorized to issue 100,000,000 shares, of "common stock," $0.001 par value. The board of directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of common stock, and the number of shares constituting any such series and the designation thereof, or any of them. The board of directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

Required Vote

      The affirmative vote of a majority of the shares of outstanding Common Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

Recommendation of the Board of Directors

      Our board of directors unanimously recommends that the stockholders vote "FOR" the proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock to 100,000,000 shares.

               PROPOSAL NO. 4: AMEND THE ARTICLES OF INCORPORATION
                          TO AUTHORIZE PREFERRED STOCK

      Our board of directors has determined that the Company's Articles of Incorporation should be further amended to authorize the issuance of up to 25,000,000 shares of preferred stock with such rights and preferences as the board may determined. The Company is not presently authorized to issue preferred stock

      If approved, the shares of preferred stock will be available for issuance from time to time for such purposes and consideration as the board of directors may approve. No further vote of the stockholders of the Company will be required, except as provided under laws of the State of Nevada or the rules and regulations of any exchange or market on which the Company's securities may trade. The availability of preferred stock for issuance, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company the means of raising additional capital or defending against any potential hostile or abusive takeover threats.

      The Company's class of preferred stock would be "blank check" preferred stock and may have such terms, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and other rights, preferences and limitations as determined by the board of directors in its sole discretion. The board also has the sole authority to issue such shares of preferred stock to whomever and for whatever purposes it may deem appropriate. The text of the Articles as it would read assuming the stockholders' adoption of this proposal is set forth under "Preferred Stock Amendment" on Exhibit B attached hereto. Stockholders are urged to read Exhibit B carefully.

      The authorization of a class of preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued preferred stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuances could have the effect of diluting the fully diluted earnings per share and book value per share of the Common Stock and such shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

      The board of directors has no present plans or intention of issuing any shares of preferred stock, except as may be issued pursuant to the implementation of a shareholder's rights plan, if such a plan is ever adopted by the board. None of the directors or executive officers of the Company has any financial or other personal interest in this proposal.

Required Vote

      The affirmative vote of a majority of the shares of outstanding Common Stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

Recommendation of the Board of Directors

      Our board of directors recommends a vote "FOR" the proposal to amend the Articles of Incorporation to authorize Preferred Stock.

              PROPOSAL NO. 5: APPROVAL OF THE STOCK INCENTIVE PLAN

      Our board of directors proposes that you approve the Samaritan Pharmaceuticals, Inc. 2001 Stock Incentive Plan (the "2001 Plan"). The company previously established the Webx Media, Inc. 1997 Stock Option Plan under which no awards have been granted to date. We believe that it is in the company's best interest to terminate the 1997 plan and replace it with the 2001 Plan. Upon approval of the 2001 Plan by the shareholders, the 1997 plan will be terminated.

      The following is a fair and complete summary of the 2001 Plan as proposed. This summary is qualified in its entirety by reference to the full text of the 2001 Plan. You may obtain, free of charge, a copy of the 2001 Plan by writing to our Secretary, Janet Greeson, Ph.D., c/o Steroidogenesis Inhibitors International, Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109.

General

      Purpose: The purpose of the 2001 Plan as proposed is to promote our long-term growth and profitability by providing key people with incentives to improve stockholder value and contribute to our growth and financial success and by enabling us to attract, retain and reward the best-available people.

      Shares Available under the 2001 Plan: The number of awards that we may grant under the 2001 Plan in each calendar year will not exceed twenty percent (20%) of (i) the total shares of common stock outstanding on a fully diluted basis, without taking into account awards outstanding under the 2001 Plan that are exercisable for or convertible into common stock or that are unvested stock awards (referred to as "outstanding awards"), at the close of business on the last day of the preceding calendar year, less (ii) the number of shares subject to "outstanding awards" at the close of business on that date. In no event, however, will more than an aggregate of twelve (12) million shares of common stock be issued pursuant to incentive stock options intended to qualify under
Section 422 of the Internal Revenue Code. The maximum number of shares of common stock subject to awards of any combination that may be granted under the 2001 Plan during any fiscal year to any one individual is limited to 500,000, or, only in the initial year of an individual's employment with our company, 1,000,000. If any award, or portion of an award, under the 2001 Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of common stock are surrendered to us in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares will thereafter be available for further awards under the 2001 Plan.

      As of March 21, 2001 the fair market value of a share of common stock, determined by the last reported sale price per share of common stock on such date as quoted on the Nasdaq SmallCap Market, was $.65

      Administration: The 2001 Plan will be administered by our directors or by a committee or committees as the board may appoint from time to time. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the 2001 Plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and the time or times at which such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any such award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment or consulting relationship; and (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

      In the event of a stock dividend of, or stock split or reverse stock split affecting the common stock, (i) the maximum number of shares as to which we may grant awards under the 2001 Plan and the maximum number of shares with respect to which we may grant awards during any one fiscal year to any individual, and
(ii) the number of shares covered by and the exercise price and other terms of outstanding awards, will be adjusted to reflect such event unless the board of directors determines that no such adjustment will be made.

      Except as provided above, in the event of any change affecting the common stock, the company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a "change in control" of the company (as defined in the 2001 Plan), the administrator, in its discretion and without the consent of the holders of the awards, will make (i) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2001 Plan (in the aggregate and with respect to any individual during any one fiscal year of the company), and (ii) any adjustments in outstanding awards, including but not limited to modifying the number, kind and price of securities subject to awards.

      In the event of any transaction resulting in a "change in control" of the company (as defined in the 2001 Plan), outstanding stock options and stock appreciation rights under the 2001 Plan will terminate upon the effective time of the "change in control" unless provision is made for the continuation, assumption, or substitution of the awards by the surviving or successor entity. In the event of such termination, the holders of stock options and stock appreciation rights under the 2001 Plan will be permitted to exercise all portions of awards that are exercisable, for at least twenty days prior to the effective time of the "change in control." Any such exercise of any portion of an award that becomes exercisable as a result of a "change in control" will be deemed to occur immediately prior to the effective time of such "change in control."

      Without the consent of award holders, the administrator may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the company, or the financial statements of the company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2001 Plan.

      Without the consent of award holders, the administrator may make any modifications to any awards, including but not limited to cancellation, forfeiture, surrender or other termination of the awards, in whole or in part regardless of the vested status of the award, to facilitate any business combination the board of directors authorizes to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

      Participation: Participation in the 2001 Plan will be open to all of our employees, advisors, sales representatives, officers, directors and other individuals providing bona fide services to us or any of our affiliates, as the administrator may select from time to time. As of March 22, 2001 all 6 non-employee directors, and approximately 5 employees, advisors, sales representatives, and consultants would be eligible to participate in the 2001 Plan.

Type of Awards

      The 2001 Plan as proposed would allow for the grant of stock options, stock appreciation rights, stock awards, phantom stock awards and performance awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise of the awards. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards.

      Stock Options: The 2001 Plan allows the administrator to grant either awards of incentive stock options, as that term is defined in section 422 of the Internal Revenue Code, or nonqualified stock options; provided, however, that only our employees or employees of our subsidiaries may receive incentive stock option awards. Options intended to qualify as incentive stock must have an exercise price at least equal to fair market value on the date of grant, but nonqualified stock options may be granted with an exercise price less than fair market value. The option holder may pay the exercise price in cash, by tendering shares of common stock, by a combination of cash and shares, or by any other means the administrator approves.

      Stock Appreciation Rights: The 2001 Plan allows the administrator to grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of common stock, or in a combination of both, having an aggregate value equal to the spread on the date of exercise between the fair market value of the underlying shares on that date and the base price of the shares specified in the grant agreement.

      Stock and Phantom Stock Awards: The 2001 Plan allows the administrator to grant restricted or unrestricted stock or deferred stock awards, or awards denominated in stock-equivalent units to eligible participants with or without payment of consideration by the grantee. Stock awards and phantom stock awards may be paid in cash, in shares of common stock, or in a combination of both.

      Performance Awards: The 2001 Plan allows the administrator to grant performance awards which become payable in cash, in shares of common stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. The administrator may establish performance goals based on our operating income, or that of our affiliates, or one or more other business criteria the administrator may select that applies to an individual or group of individuals, a business unit, or us or our affiliate as a whole, over such performance period as the administrator may designate.

      Other Stock-Based Awards: The 2001 Plan allows the administrator to grant stock-based awards which may be denominated in cash, common stock, or other securities, stock equivalent units, stock appreciation units, securities or debentures convertible into common stock, or any combination of the foregoing. These awards may be paid in common stock or other securities, in cash, or in a combination of common stock, other securities and cash.

Awards Under the Plan

      Because participation and the types of awards available for grant under the 2001 Plan as proposed are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants may receive if the 2001 Plan is approved are not currently determinable. To date, no awards have been granted under the 2001 Plan.

Amendment and Termination

      Our board of directors may terminate, amend or modify the 2001 Plan or any portion thereof at any time. Unless sooner terminated by our board, the 2001 Plan will terminate on March 31, 2011.

Federal Income Tax Consequences

      The following is a general summary of the current federal income tax treatment of stock options, which would be authorized for grants under the 2001 Plan as proposed, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

      Incentive Stock Options: Incentive stock options under the 2001 Plan are intended to meet the requirements of section 422 of the Internal Revenue Code. No tax consequences result from the grant of the option. If an option holder acquires stock upon exercise, the option holder will not recognize income for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will not be allowed a deduction as a result of such exercise, provided that the following conditions are met: (a) at all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder is our employee or an employee of one of our subsidiaries; and (b) the option holder makes no disposition of the stock within two years from the date of the option grant nor within one year after the transfer of the stock to the option holder. The three-month period extends to one year in the event of disability and is waived in the event of death of the employee. If the option holder sells the stock after complying with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

      If the option holder fails to comply with the employment requirements discussed above, the tax consequences will be substantially the same as for a nonqualified option, discussed below. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date the option was exercised over the exercise price or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, we will be allowed an equivalent deduction in the same year.

      Nonqualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in these shares will be the fair market value on the date income is realized, and when the holder disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

      Disallowance of Deductions: The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if certain statutory requirements are satisfied. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan, such as the 2001 Plan, that limits the number of shares that may be issued to any individual and which is approved by the corporation's stockholders.

Required Vote

      The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the proposal. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.

Recommendation of the Board of Directors

      Our board of directors unanimously recommends that the stockholders vote "FOR" adoption of the 2001 Stock Incentive Plan.

             PROPOSAL NO. 6: RATIFICATION OF APPOINTMENT OF AUDITORS

      Our board of directors has appointed the firm of Feldman Sherb Horowitz & Co, independent public auditors for the Company during fiscal year 2000, to serve in the same capacity for the fiscal year ending December 31, 2001, and is asking the stockholders to ratify this appointment. The affirmative vote of the holders of a majority of the shares represented by proxy and voting at the Annual Meeting is required to ratify the selection of Feldman Sherb Horowitz & Co.

      In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, our board of directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our board of directors believes that such a change would be in the best interests of the Company and its stockholders.

      A representative of Feldman Sherb Horowitz & Co is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

      The affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting of stockholders at which a quorum representing a majority of all outstanding shares entitled to vote is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

Fees and Independence

      Audit Fees. Feldman Sherb Horowitz & Co. billed us an aggregate of $15,000 for professional services rendered for the audit of our financial statements for fiscal year ended December 31, 2000 and its reviews of our financial statements included in our Forms 10-Q during the 2000 fiscal year.

      Financial Information Systems Design and Implementation Fees. During the fiscal year ended October 31, 2000, Feldman Sherb Horowitz & Co. provided no services and therefore billed no fees to us in connection with financial information systems design and implementation .

      All Other Fees. During the fiscal year ended October 31, 2000 Feldman Sherb Horowitz & Co. billed us an aggregate of $10,000 for services rendered in connection with acquisition, due diligence assistance and tax consulting.

      The Audit Committee of the Board of Directors has determined that the provision of services by Feldman Sherb Horowitz & Co. described in the preceding two paragraphs are compatible with maintaining Feldman Sherb Horowitz & Co.'s independence as our principal accountant.

Required Vote

      The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to ratify the appointment of Feldman Sherb Horowitz & Co. as our independent auditors for the year ending December 31, 2001. Broker non-votes and abstentions are not treated as votes cast for this purpose and have no effect on the outcome of the vote.


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

Recommendation of the Board of Directors

      Our board of directors recommends a vote "FOR" ratification of the appointment of Feldman Sherb Horowitz & Co. as our independent auditors.

                              STOCKHOLDER PROPOSALS

      To be considered for presentation to the Annual Meeting to be held in 2002, a stockholder proposal must be received by Janet Greeson, Ph.D., Secretary, Steroidogenesis Inhibitors International, Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109, no later than January 1, 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Our directors and executive officers are required to file reports with the Securities and Exchange Commission indicating the number of shares of our common stock that they beneficially own and any changes in such beneficial ownership. Copies of such reports must be provided to us. Based upon our review of such reports and other information, we believe that our directors and executive officers filed all required reports during 2000, except for Mrs. Greeson, Ms. Thompson and Messrs. Boyle, Burkett, Holden, Winn and Wollen who each failed to report the receipt of 1,000,000, 250,000, 500,000, 100,000, 100,000, 100,000 and
1,000,000 shares, respectively, of the Company's common stock received in June 2000 as compensation for past services rendered to the Company.

                                  OTHER MATTERS

      Our board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

      It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

      We have filed an Annual Report on Form 10-K for the year ending December 31, 2000, with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to our Secretary, Janet Greeson, Ph.D., c/o Steroidogenesis Inhibitors International, Inc., 101 Convention Center Drive, Suite 310, Las Vegas, Nevada 89109. Our Form 10-K is also available through our website at www.samaritanpharmaceutical.com.

                                           By Order of the Board of Directors,


                                           ___________________________________
                                           Janet Greeson, Ph.D.
                                           Chairman of the Board of Directors

Dated:  April __, 2001
Las Vegas, Nevada


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

                                   EXHIBIT A

                            AUDIT COMMITTEE CHARTER

                                    EXHIBIT B

                            PREFERRED STOCK AMENDMENT

      The Board of Directors is authorized to issue up to twenty-five million (25,000,000) shares of preferred stock. The relative rights, preferences and limitations of such preferred stock shall be determined by resolution of the Board in its sole discretion, and by filing a certificate pursuant to applicable law. The Board shall have the sole authority to issue shares of such preferred stock to whomever and for whatever purposes it deems appropriate. The Board is expressly authorized to divide such preferred shares into separate series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series. Each share of each series preferred stock shall have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Among other things, the Board may designate the following variations among any of the various series of preferred stock without further action of the stockholders of the Company:

      (a) the distinctive series designation and the number of shares constituting such series;

      (b) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

      (c) the voting powers, full or limited, if any, of shares of such series;

      (d) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

      (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company;

      (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

      (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the association and, if so, conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

      (h) the price or other consideration for which the shares of such series shall be issued; and

      (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of series preferred stock and whether such shares may be reissued as shares of the same or any other series of series preferred stock.

      (j) dividends on outstanding shares of preferred stock shall be paid and set apart for payment before any dividends shall be paid or set apart for payment on the common stock with respect to the dividend period. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution to the holders of outstanding shares of preferred stock of all series shall be insufficient to pay such holders, the full preferential amount to which such holders are entitled, then such assets shall be distributed ratably among the shares of all series, if any, of preferred stock in accordance with their respective preferential amounts payable with respect thereto.


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